Exhibit 5.2

February 27, 2020

A. M. Castle & Co.
1420 Kensington Road
Suite 220
Oak Brook, Illinois 60523

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

We have served as Maryland counsel to A. M. Castle & Co., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of $97,000,000 aggregate principal amount of the Company’s 3.00% Cash / 5.00% Convertible Senior Secured PIK Toggle Notes due 2024 (the “Exchange Notes”) and 71,652,314 shares of common stock (“Common Stock”), par value $0.01 per share (the “Shares” and together with the Exchange Notes, the “Exchange Securities”), of the Company, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company and certain subsidiary guarantors (the “Guarantors”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).  The Exchange Securities will be issued by the Company in exchange for all of the Company’s outstanding 5.00%/7.00% Convertible Senior PIK Toggle Notes due 2022 (the “Existing Notes”).  This firm did not participate in the negotiation or drafting of the Indenture (as defined herein).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.          The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

2.          The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.          The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.          A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.          Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”) or a duly authorized committee of the Board, relating to, among other matters, (a) the issuance of the Exchange Securities, (b) the execution and delivery by the Company of the Indenture and the Global Notes (as defined herein), (c) the performance by the Company of its obligations thereunder and under the Exchange Notes and (d) the authorization of the issuance of shares of Common Stock (the “Conversion Shares”) upon the conversion of the Exchange Notes, certified as of the date hereof by an officer of the Company;

A. M. Castle & Co.
February 27, 2020

6.          The form of Indenture related to the Exchange Notes (the “Indenture”) to be entered into by and among the Company, the Guarantors and Wilmington Savings Fund Society, FSB, as trustee and collateral agent;

7.          The form of Global Note registered in the name of Cede & Co. representing the Exchange Notes (the “Global Note”);

8.          A certificate executed by an officer of the Company, dated as of the date hereof; and

9.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.          All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.    All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.

A. M. Castle & Co.
February 27, 2020

5.          Upon the issuance of any of the Conversion Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          The Company has the corporate power to execute and deliver the Indenture and the Global Note and to perform its obligations thereunder and under the Exchange Notes.

3.          The execution and delivery by the Company of the Indenture and the Global Note and the performance by the Company of its obligations thereunder and under the Exchange Notes have been duly authorized by all necessary corporate action of the Company.

4.          The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and when issued and delivered by the Company upon receipt of the Existing Notes in accordance with the Registration Statement and the Resolutions, the Shares will be validly issued, fully paid and nonassessable.

5.          The issuance of the Conversion Shares has been duly authorized by all necessary corporate action on the part of the Company and when and if issued by the Company upon conversion of the Exchange Notes in accordance with the terms and conditions of the Exchange Notes and the Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable.

A. M. Castle & Co.
February 27, 2020

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  McDermott Will & Emery LLP, counsel to the Company, may rely on this opinion in connection with any opinions to be delivered by it in connection with the Exchange Securities.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP